UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: July 22, 2016

TOGA LIMITED

(Exact name of registrant as specified in its charter)

Delaware	333-138951	98-0568153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 30-01, Level 30, Menara Standard Chartered,
No 30, Jalan Sultan Ismail,
50250, Kuala Lumpur, Malaysia

(Address of principal executive offices)

+852-5933-1214

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On June 30, 2016, Blink Couture, Inc., (the “Registrant”), a Delaware corporation entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company merged with its wholly owned subsidiary, Toga Limited, a Delaware corporation with no material operations ("Merger Sub" and such merger transaction, the "Merger"). Upon the consummation of the Merger, the separate existence of Merger Sub ceased and shareholders of the Company became shareholders of the surviving company named Gold Billion Group Holdings Limited.

As permitted by the Delaware General Corporation Law Title 8, Section 251(f), the sole purpose of the Merger was to effect a change of the Company's name from Blink Couture, Inc., to Toga Limited. Upon the filing of the Certificate of Merger (the "Certificate of Merger") with the Secretary of State of Delaware on July 22, 2016 to effect the Merger, the Company's Articles of Incorporation were deemed amended to reflect the change in the Company's corporate name.

A copy of the Certificate of Merger as filed with the Secretary of State of Delaware on July 22, 2016, is attached as Exhibit 2.2. A copy of the Merger Agreement dated June 30, 2016, is attached as Exhibit 2.3.

The Company's common stock will temporarily remain listed for quotation on OTC Markets under the current symbol “BLKU” until a new symbol is assigned by Financial Industry Regulatory Authority, Inc. (FINRA). The Company will publicly announce the new trading symbol when assigned by FINRA and the effective date of the symbol change.

The name change was made to make our name more consistent with our business operations and plans.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Description of Document
2.2	Certificate of Merger as filed with the Delaware Secretary of State on July 22, 2016
2.3	Agreement and Plan of Merger, dated June 30, 2016, by and between Blink Couture, Inc. and Toga Limited

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOGA LIMITED

Date: July 26, 2016

/s/ Michael Toh Kok Soon

By: Michael Toh Kok Soon

Its:   Chief Executive Officer